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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Hercules Incorporated on Form S-8 [Registration No. 33-37279 (which includes Registration No. 33-21668), No. 33-14912, No. 33-15052, No. 33-21667, No.
33-47664, No. 33-51178, No. 33-52621, No. 33-66136, No. 33-62314, No. 33-65352,
No. 333-38795, and No. 333-38797] and on Form S-3 (Registration No. 333-63423)
of our report, which includes an explanatory paragraph regarding a change, in 1997, in the company's method of accounting for costs incurred in connection with an enterprise software installation, dated February 19, 1999, on our audits of the consolidated financial statements of Hercules Incorporated and subsidiary companies as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Current Report on Form 8-K.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 5, 1999